PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT is entered into as of June 29, 2006 by and between LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation (“Borrower”) and BANK OF TEXAS, N.A., a national banking association (“Bank”). Borrower and Bank agree as follows:

Article One

Definitions

1.1  Terms Defined in Code. Terms (whether or not capitalized) defined in the Code which are not otherwise defined in this Security Agreement are used herein as defined in the Code as in effect on the date hereof.

1.2  Definitions of Certain Terms Used Herein. As used in this Security Agreement, the following terms shall have the following meanings:

“Account Debtor” means any Person who is or who may become obligated to Borrower under, with respect to, or on account of an Account.

“Accounts” mean any “account,” as such term is defined in Chapter 9 of the Code, now owned or hereafter acquired by Borrower, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by Borrower: (a) all rights of Borrower to payment for goods sold or leased or services rendered or the license of Intellectual Property, whether or not earned by performance, (b) all accounts receivable of Borrower, (c) all rights of Borrower to receive any payment of money or other form of consideration, (d) all security pledged, assigned, or granted to or held by Borrower to secure any of the foregoing, and (e) all guaranties of, or indemnifications with respect to, any of the foregoing.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Bank” includes Bank’s successors and assigns.

“Borrower” means Lighting Science Group Corporation, a Delaware corporation.

“Code” means the Uniform Commercial Code as in effect in the State of Texas, as the same has been or may be amended or revised from time to time, or, if so required with respect to any particular Collateral by mandatory provisions of applicable law, as in effect in the jurisdiction in which such Collateral is located.

“Collateral” means all personal property, including without limitation Accounts, Equipment, Inventory, and the Other Collateral wherever located, in which Borrower now has or hereafter acquires any right or interest, and the Proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto.

“Control” shall have the meaning set forth in Chapter 8 and Chapter 9 of the Code.

“Effective Date” means the date of this Security Agreement.

“Equipment” means any “equipment,” as such term is defined in Chapter 9 of the Code, now owned or hereafter acquired by Borrower and, in any event, shall include, without limitation, all machinery, equipment, furnishings, fixtures and vehicles now owned or hereafter acquired by Borrower and any and all additions, substitutions, and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment, and accessories installed thereon or affixed thereto.

“Event of Default” has the meanings set forth in Section 5.1.

“Inventory” means any “inventory,” as such term is defined in Chapter 9 of the Code, now owned or hereafter acquired by Borrower, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by Borrower: (a) all goods and other personal property of Borrower that are held for sale or lease or to be furnished under any contract of service, (b) all raw materials, work-in-process, finished goods, inventory, supplies, and materials of Borrower, and (c) all goods that have been returned to, repossessed by, or stopped in transit by Borrower.

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“Indebtedness” means all indebtedness, obligations and liabilities of Borrower to Bank of any kind or character, now existing or hereafter arising, including (a) whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, and regardless of whether such indebtedness, obligations and liabilities may, prior to their acquisition by Bank be or have been payable to or in favor of a third party and subsequently acquired by Bank (it being contemplated that Bank may make such acquisitions from third parties), including without limitation all indebtedness, obligations and liabilities of Borrower to Bank now existing or hereafter arising by note, draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, indemnity agreement or otherwise, (b) all accrued but unpaid interest on any of the indebtedness described in (a) above, (c) all obligations of Borrower to Bank (both including monetary and non-monetary) under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (a) and (b) above, (d) all costs and expenses incurred by Bank in connection with the collection and administration of all or any part of the indebtedness and obligations described in (a), (b) and (c) above or the protection or preservation of, or realization upon, the collateral security for all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys’ fees, and (e) all renewals, extensions, modifications, increases, and rearrangements of the indebtedness and obligations described in (a), (b), (c) and (d) above.

“Intellectual Property” means all present and future copyrights, trademarks, trademark registrations and applications for registrations, trade names, corporate names, trade styles, service marks, logos, and other source and business identifying marks of Borrower, together with the goodwill associated therewith, all present and future patents and patent applications of Borrower and all renewals, extensions, and continuations thereof, any present and future written agreements of Borrower granting any right to use any copyright, trademark, trademark application or registration, patent, patent application or registration, and Borrower’s right to sue for past, present, or future infringements of the foregoing.

“Lien” means any lien, security interest, Tax lien, mechanic’s lien, materialman’s lien, or other encumbrance, whether arising by contract or under Law.

“Loan Agreement” means the Loan Agreement dated on or about the date hereof between Bank and Borrower, as such may be amended, replaced, renewed and extended from time to time.

“Loan Documents” means the Loan Agreement and all other documents which secure, guarantee, or otherwise relate to the Note, as such may be amended or replaced from time to time.

“Note” means collectively the Revolving Promissory Note of even date with this Security Agreement in the original principal amount of $2,000,000.00 executed by Borrower and payable to the order of Bank as such may be amended, increased, restated, renewed and extended from time to time.

“Obligated Party” means any party other than Borrower who secures, guarantees and/or is otherwise obligated to pay all or any portion of the Indebtedness.

“Other Collateral” means all other property of Borrower now owned or hereafter acquired, other than real estate, not included within the specifically defined terms of Accounts, Equipment, and Inventory including Chattel Paper, Instruments, Commercial Tort Claims, Deposit Accounts, Documents, Fixtures, General Intangibles, Health Care Insurance Receivables, Intellectual Property, Instruments, Financial Assets, Investment Property and Letter of Credit Rights. Certain items of the Other Collateral are more fully described in Schedule One attached.

“Proceeds” means any “proceeds,” as such term is defined in Chapter 9 of the Code and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to Borrower from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any Tribunal (or any person acting under color of Tribunal), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Section” means a numbered Section of this Security Agreement, unless another document is specifically referenced.

“Security Agreement” means this Pledge and Security Agreement and all amendments, replacements, renewals, and extensions to this Security Agreement.

“Tribunal” means any state, commonwealth, federal, foreign, territorial, or other court or governmental department, commission, board, bureau, agency, or instrumentality.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

Article Two

Grant of Security Interest

2.1  Security Interest. Borrower hereby pledges, assigns and grants to Bank a continuing security interest in all of Borrower’s right, title and interest in and to the Collateral to secure the prompt and complete payment and performance of the Indebtedness and the performance of Borrower’s obligations under the Loan Documents.

2.2  Authorization to File Financing Statements. Borrower hereby irrevocably authorizes Bank at any time and from time to time to prepare and file one or more financing statements describing the Collateral as the Collateral exists on the effective date of this Security Agreement and, also, as the description and type of the Collateral may change in the future.

Article Three

Representations and Warranties

Borrower represents and warrants to Bank that:

3.1  Title, Authorization, Validity and Enforceability. Borrower has good and valid rights in and title to the Collateral, free and clear of all Liens except for Permitted Liens (as defined in the Loan Agreement), and has full power and authority to grant to Bank the security interest in such Collateral pursuant hereto. The execution and delivery by Borrower of this Security Agreement has been duly authorized by proper corporate proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of Borrower and creates a security interest which is enforceable against Borrower in all now owned and hereafter acquired Collateral. When financing statements have been filed in the appropriate offices against Borrower, Bank will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by filing, subject only to Permitted Liens (as defined in the Loan Agreement).

3.2  Conflicting Laws and Contracts. Neither the execution and delivery by Borrower of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower or Borrower’s articles or certificate of incorporation, bylaws, articles of organization or operating agreement or other charter documents, as the case may be, the provisions of any indenture, instrument or agreement to which Borrower is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of Bank).

3.3  Principal Location. Borrower’s mailing address and the location of its chief executive office are disclosed in Schedule Two.

3.4  No Other Names. Borrower has not conducted business under any name except the name in which it has executed this Security Agreement.

3.5  No Event of Default. No Event of Default exists.

3.6  Accounts. Each Account represents the valid and legally binding indebtedness of a bona fide Account Debtor arising from the sale or lease by Borrower of goods or the rendition by Borrower of services and is not subject to contra accounts, setoffs, defenses or counterclaims by or available to account debtors obligated on the Accounts except as disclosed by Borrower to Bank from time to time in writing. The amount shown as to each Account on Borrower’s books is the true and undisputed amount owing and unpaid thereon, subject only to discounts, allowances, rebates, credits and adjustments to which the Account Debtor has a right and which have been disclosed to Bank in writing.

3.7  Inventory. The security interest in Inventory shall continue through all stages of manufacture and shall, without further action, attach to the Accounts or other Proceeds resulting from the sale or other disposition thereof and to all such Inventory as may be returned to Borrower by its Account Debtors.

Article Four

Affirmative and Negative Covenants

From the Effective Date and thereafter until this Security Agreement is terminated:

4.1  General.

(a)  Defense of Title. Borrower will take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of Bank in the Collateral and the priority thereof against any Lien, other than Permitted Liens (as defined in the Loan Agreement).

(b)  Disposition of Collateral. Borrower will not sell, lease or otherwise dispose of the Collateral except (i) prior to the occurrence of an Event of Default, dispositions expressly permitted by the Loan Documents or otherwise by Bank, (ii) until such time as Bank accelerates the Indebtedness, as Borrower receives a notice from Bank instructing Borrower to cease such transactions, sales or leases of Inventory in the ordinary course of business, and (iii) until such time as Borrower receives a contrary notice from Bank after the occurrence of an Event of Default, proceeds of Inventory and Accounts collected in the ordinary course of business.

(c)  Change in Location, Jurisdiction of Organization or Name. Borrower will not (i) change its name or taxpayer identification number, (ii) change its mailing address, or (iii) change its jurisdiction of organization, unless Borrower shall have given Bank not less than 30 days’ prior written notice thereof, and Bank shall have determined that such change will not adversely affect the validity, perfection or priority of Bank’s security interest in the Collateral.

(d)  Other Financing Statements. Borrower will not sign or authorize the preparation and filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except in favor of Bank or in connection with Permitted Liens.

4.2  Accounts.

(a)  Collection of Accounts. Except as otherwise provided in this Security Agreement and the Loan Agreement, Borrower will collect and enforce, at Borrower’s sole expense, all amounts due or hereafter due to Borrower under the Accounts.

(b)  Verification of Accounts. Upon the occurrence of an Event of Default, Bank shall have the right, at any time or times hereafter, in its name or in the name of a nominee of Bank, to verify the validity, amount or any other matter relating to any Accounts, by mail, telephone, telegraph or otherwise.

(c)  Appointment of Bank as Attorney-in-Fact. Borrower hereby irrevocably designates, makes, constitutes and appoints Bank (and all persons designated by Bank), exercisable after the occurrence of an Event of Default, as its true and lawful attorney-in-fact, and authorizes Bank, in Borrower’s or Bank’s name, to: (i) demand payment of Accounts; (ii) enforce payment of Accounts by legal proceedings or otherwise; (iii) exercise all of Borrower’s rights and remedies with respect to proceedings brought to collect an Account; (iv) sell or assign any Account upon such terms, for such amount and at such time or times as Bank deems advisable; (v) settle, adjust, compromise, extend or renew an Account; (vi) discharge and release any Account; (vii) take control in any manner of any item of payment or proceeds thereof; (viii) prepare, file and sign Borrower’s name on any proof of claim in bankruptcy or other similar document against an Account Debtor; (ix) endorse Borrower’s name upon any items of payment or proceeds thereof and deposit the same in Bank’s account on account of the Indebtedness; (x) notify the post office authorities to change the address for delivery of Borrower’s mail to an address designated by Bank, have access to any lock box or postal box into which any of Borrower’s mail is deposited, and open and dispose of all mail addressed to Borrower, and (xi) do all acts and things which are necessary, in Bank’s sole discretion, to fulfill Borrower’s obligations under this Security Agreement. The preceding establishes a power of attorney coupled with an interest.

(d)  Notice to Account Debtor. Bank may, in its sole discretion, at any time or times after an Event of Default has occurred, and without prior notice to Borrower, notify any or all Account Debtors that the Accounts have been assigned to Bank and that Bank has a security interest therein. After an Event of Default has occurred and is continuing, Bank may direct any or all Account Debtors to make all payments upon the Accounts directly to Bank. Bank will use its best efforts to furnish Borrower with a copy of such notice, but failure to do so will not have an adverse effect on Bank’s rights under this Security Agreement.

4.3  Inventory and Equipment.

(a)  Maintenance of Goods. Except as otherwise set forth in the Loan Agreement, Borrower will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working and saleable condition. Borrower has the risk of loss with regard to the Inventory and Equipment.

(b)  Safekeeping of Inventory; Inventory Covenants. Bank shall not be responsible for: (i) the safekeeping of the Inventory; (ii) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value of Inventory; or (iv) any act or default of any carrier, warehouseman, bailee or forwarding agency or any other Person in any way dealing with or handling the Inventory, except to the extent that Borrower incurs any loss, cost, claim or damage from any of the foregoing as a result of the gross negligence or willful misconduct of Bank. All risk of loss, damage, distribution or diminution in value of the Inventory shall, except as noted in the previous sentence, be borne by Borrower.

4.4  Deposit Accounts. Schedule One correctly identifies and describes all Deposit Accounts (maintained with institutions other than Bank). Borrower is the direct and beneficial owner of each Deposit Account, free and clear of any Liens except in favor of Bank. Borrower maintains, or will, within thirty (30) days of the date hereof, maintain, all of its Deposit Accounts with Bank, except for domestic deposit accounts identified to Bank in writing in which not more than $25,000 in the aggregate is maintained. Borrower will provide Bank with thirty (30) days prior written notice before opening any international bank account and such notice will briefly describe the expected uses of such account and an estimate of the amount expected to be maintained in such account. Upon the request of Bank, with respect to Deposit Accounts with any financial institution other than Bank, Borrower will notify each such financial institution (other than Bank) in which it maintains a Deposit Account that constitutes Collateral of the existence of the Bank’s Lien thereon, and cause each such financial institution to acknowledge such Lien in a form reasonably acceptable to Bank.

4.5  Performance by Bank. If Borrower fails to perform any agreement or obligation provided herein, Bank may itself perform, or cause performance of, such agreement or obligation, and the expenses of Bank incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Borrower on demand.

4.6  Further Assurances. At any time and from time to time, upon the reasonable request of Bank, and at the sole expense of Borrower, Borrower shall promptly execute and deliver all such further instruments and documents and take such further action as Bank may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Security Agreement, including, without limitation, (a) the preparation (and execution, if necessary) and filing of such financing statements as Bank may require and (b) the deposit of all certificates of title issuable with respect to any of the Collateral and noting thereon the security interest hereunder.

Article Five

Default

5.1  Events of Default. Each of the following constitutes an “Event of Default” under this Security Agreement (subject to all applicable grace and/or notice and cure provisions):

(a)  Failure to Pay Indebtedness. The failure, refusal or neglect of Borrower or any Obligated Party to make any payment of principal or interest on the Indebtedness, or any portion thereof, within five (5) days of the date the same shall become due and payable; or

(b)  Performance of Covenants. The failure of Borrower or any Obligated Party to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein (except Borrower’s failure to timely pay the Indebtedness), and such failure continues until the earlier to occur of either (i) thirty (30) days after an officer or responsible employee of the Borrower becomes aware of such failure or (ii) thirty (30) days after Bank has given Borrower written notice thereof; or

(c)  Default Under Other Loan Documents. The occurrence of an Event of Default under any of the other Loan Documents; or

(d)  False Representation. Any representation contained herein is false or misleading in any material respect when made; or

(e)  Action by Other Lienholder. The holder of any lien or security interest on any of the assets of Borrower, including without limitation, the Collateral (without hereby implying the consent of Bank to the existence or creation of any such lien or security interest on the Collateral) securing Debt (as defined in the Loan Agreement) in excess of $10,000.00, declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

Article Six

Remedies

6.1  Remedies Upon Default. If any Event of Default shall occur and be continuing, Bank may without notice declare the Indebtedness or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower. If any Event of Default shall occur and be continuing, Bank may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise.

6.2  Application of Proceeds. If any Event of Default shall have occurred and be continuing, Bank may at its discretion apply or use any cash held by Bank as Collateral, and any cash proceeds received by Bank in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows in such order and manner as Bank may elect:

(a)  to the repayment or reimbursement of the reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Bank in connection with (i) the administration of the Loan Documents, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (iii) the exercise or enforcement of any of the rights and remedies of Bank hereunder;

(b)  To the payment or other satisfaction of any Liens upon the Collateral;

(c)  To the satisfaction of the Indebtedness;

(d)  To the payment of any other amounts required by applicable law; and

(e)  By delivery to Borrower or any other party lawfully entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.

6.3  Deficiency. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Bank are insufficient to pay all amounts to which Bank is legally entitled, Borrower and any Obligated Party shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents.

6.4  Non-Judicial Remedies. In granting to Bank the power to enforce its rights hereunder without prior judicial process or judicial hearing, Borrower expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Bank to enforce its rights by judicial process. Borrower recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length. Nothing herein is intended to prevent Bank or Borrower from resorting to judicial process at either party’s option.

6.5  Other Recourse. Borrower waives any right to require Bank to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Borrower in any suit arising out of the Indebtedness or any of the Loan Documents, or pursue any other remedy available to Bank. Borrower further waives any and all notice of acceptance of this Security Agreement. Borrower further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party. Until all of the Indebtedness shall have been paid in full, Borrower shall have no right of subrogation and Borrower waives the right to enforce any remedy which Bank has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Bank. Borrower authorizes Bank, and without notice or demand and without any reservation of rights against Borrower and without affecting Borrower’s liability hereunder or on the Indebtedness to (a) take or hold any other property of any type from any third party as security for the Indebtedness, and exchange, enforce, waive and release any or all of such other property, (b) apply such other property and direct the order or manner of sale thereof as Bank may in its discretion determine, (c) renew, extend, accelerate, modify, compromise, settle or release any of the Indebtedness or other security for the Indebtedness, (d) waive, enforce or modify any of the provisions of any of the Loan Documents executed by any third party, and (e) release or substitute any third party.

6.6  Disclaimer of Warranties and Sales on Credit. In connection with any foreclosure sale of the Collateral, Bank may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. If Bank sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Bank and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Bank may resell the Collateral and Borrower shall be credited with the proceeds of the sale.

6.7  License. Bank is hereby granted a license or other right to use, following the occurrence of an Event of Default, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and Borrower’s rights under all licenses and all franchise agreement shall inure to Bank’s benefit.

Article Seven

General Provisions

7.1  Entire Agreement. THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS CONTAIN THE FINAL, ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND ALL PRIOR AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATIVE HERETO AND THERETO WHICH ARE NOT CONTAINED HEREIN OR THEREIN ARE SUPERSEDED AND TERMINATED HEREBY, AND THIS SECURITY AND THE OTHER LOAN DOCUMENTS MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

7.2  Amendment. No modification, consent or amendment of any provision of this Security Agreement shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

7.3  Actions by Bank. The Lien and other rights of Bank hereunder shall not be impaired by (a) any renewal, extension, increase or modification with respect to the Indebtedness, (b) any surrender, compromise, release, renewal, extension, exchange or substitution which Bank may grant with respect to the Collateral, or (c) any release or indulgence granted to any endorser, Borrower or surety of the Indebtedness. The taking of additional security by Bank shall not release or impair the Lien or other rights of Bank hereunder or affect the obligations of Borrower hereunder.

7.4  Waiver by Bank. Bank may waive any Event of Default without waiving any other prior or subsequent Event of Default. Bank may remedy any default without waiving the Event of Default remedied. Neither the failure by Bank to exercise, nor the delay by Bank in exercising, any right or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right or remedy at a later date. No single or partial exercise by Bank of any right or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right or remedy hereunder may be exercised at any time. No waiver of any provision hereof or consent to any departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Bank and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to or demand on Borrower in any case shall of itself entitle Borrower to any other or further notice or demand in similar or other circumstances.

7.5  Costs and Expenses. Upon demand by the Bank, Borrower shall pay to Bank the amount of any and all costs and expenses (including without limitation, reasonable attorneys’ fees and expenses), which Bank may incur in connection with (a) the transactions which give rise to the Loan Documents, (b) the preparation of this Security Agreement and the perfection and preservation of the security interests granted under the Loan Documents, (c) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, (d) the exercise or enforcement of any of the rights of Bank under the Loan Documents, or (e) the failure by Borrower to perform or observe any of the provisions hereof.

7.6  Severability. If any provision of this Security Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

7.7  Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed, or delivered, to the address or facsimile number specified for notices in the Loan Agreement and in the manner specified in the Loan Agreement.

7.8  Binding Effect and Assignment. This Security Agreement (a) creates a continuing security interest in the Collateral, (b) shall be binding on Borrower and the heirs, executors, administrators, personal representatives, successors and assigns of Borrower, (c) shall be binding on all parties who/which become bound as Borrower under this Agreement, and (d) shall inure to the benefit of Bank and its successors and assigns. Without limiting the generality of the foregoing, Bank may pledge, assign or otherwise transfer the Indebtedness and its rights under this Security Agreement and any of the other Loan Documents to any other party. Borrower’s rights and obligations hereunder may not be assigned or otherwise transferred without the prior written consent of Bank.

7.9  Termination. It is contemplated by the parties hereto that from time to time there may be no outstanding Indebtedness, but notwithstanding such occurrences, this Security Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Indebtedness. Upon (a) the satisfaction in full of the Indebtedness, (b) the termination or expiration of any commitment of Bank to extend credit to Borrower, (c) written request for the termination hereof delivered by Borrower to Bank, and (d) written release or termination delivered by Bank to Borrower, this Security Agreement and the security interests created hereby shall terminate. Upon termination of this Security Agreement and Borrower’s written request, Bank will, at Borrower’s sole cost and expense, return and/or release to Borrower such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence such termination.

7.10  Cumulative Rights. All rights and remedies of Bank hereunder are cumulative of each other and of every other right or remedy which Bank may otherwise have at law or in equity or under any of the other Loan Documents, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

7.11  Gender and Number. Within this Security Agreement, words of any gender shall be held and construed to include the other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context requires otherwise.

7.12  Descriptive Headings. The headings in this Security Agreement are for convenience only and shall in no way enlarge, limit or define the scope or meaning of the various and several provisions hereof.

7.13  GOVERNING LAW AND VENUE. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN DALLAS COUNTY, TEXAS AND THE LAWS (EXCLUDING CHOICE OF LAW PROVISIONS) OF SUCH STATE SHALL GOVERN THE VALIDITY, CONSTRUCTION ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT, EXCEPT TO THE EXTENT FEDERAL LAWS OTHERWISE GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF ALL OR ANY PART OF THIS AGREEMENT. ALL LEGAL ACTIONS RELATED TO THIS AGREEMENT SHALL BE BROUGHT IN THE APPROPRIATE COURT OF LAW LOCATED IN DALLAS COUNTY, TEXAS, TO THE EXCLUSION OF ALL OTHER VENUES; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT BANK’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.

7.14  INDEMNITY. BORROWER HEREBY AGREES TO INDEMNIFY BANK AND ITS RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS, ATTORNEYS, AND EMPLOYEES, FROM AND AGAINST ANY AND ALL LIABILITIES, DAMAGES, PENALTIES, SUITS, COSTS, AND EXPENSES OF ANY KIND AND NATURE (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR WHETHER OR NOT BANK IS A PARTY THERETO) IMPOSED ON, INCURRED BY OR ASSERTED AGAINST BANK OR THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS, ATTORNEYS, AND EMPLOYEES, IN ANY WAY RELATING TO OR ARISING OUT OF THIS SECURITY AGREEMENT, OR THE MANUFACTURE, PURCHASE, ACCEPTANCE, REJECTION, OWNERSHIP, DELIVERY, LEASE, POSSESSION, USE, OPERATION, CONDITION, SALE, RETURN OR OTHER DISPOSITION OF ANY COLLATERAL (INCLUDING, WITHOUT LIMITATION, LATENT AND OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE BY BANK OR BORROWER, AND ANY CLAIM FOR PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT); PROVIDED, HOWEVER, THE INDEMNITIES PROVIDED IN THIS SECTION 7.14 DO NOT EXTEND TO LOSSES, LIABILITIES, CLAIMS, OR DAMAGES CAUSED BY BANK’S GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT.

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IN WITNESS WHEREOF, the parties, intending to be legally bound hereby, have duly executed this Security Agreement as of the day and year first written above.

BANK:

BANK OF TEXAS, N.A.,
a national banking association

By:  /s/Authorized Signatory
Name:
Title:

BORROWER:

LIGHTING SCIENCE GROUP CORPORATION,
a Delaware corporation

By:  /s/Stephen Hamilton
Name:  Stephen Hamilton
Title:  Chief Financial Officer

SCHEDULE ONE

Certain Other Collateral

Deposit Accounts Not Maintained With Bank:
Name of Depository Institution  Style and Type of Account   Number of Account

SCHEDULE TWO

Locations

Principal Place of Business and Mailing Address:

Attention: